UNANIMOUS WRITTEN CONSENT

OF THE

BOARD OF DIRECTORS

OF

METWOOD, INC.

Dated as of June 30, 2013

THE UNDERSIGNED, being all of the Directors of Metwood, Inc., a Nevada corporation (hereinafter called the “Corporation”), acting pursuant to Sections 78.315 and 78.375 of the Nevada Revised Statutes, hereby waive all notice of the time, place and purposes of a meeting of the Board of Directors of the Corporation, and does hereby unanimously consent and agree to adopt the resolutions set forth below, and upon execution of this consent, (the “Consent”), the resolutions set forth below shall be deemed to have been adopted to the same extent, and to have the same force and effect as those adopted in a formal meeting of the Corporation's Board of Directors, duly called and held for the purpose of acting upon proposals to adopt such resolutions:

RESOLVED, as the Board of Directors has determined that it is in the best interests of the Corporation to approve the Member Interest Exchange Agreement, (the “Agreement”), dated June 30, 2013, by and between the Corporation and Global Energy Group LLC, and issue the preferred shares and common shares of stock to the Members of Global Energy Group LLC, pursuant to the Agreement in exchange for the Corporation’s acquisition of Ninety Nine (99%) percent of the Member Interests of

Global Energy Group LLC.

RESOLVED, FURTHER, that the Officers of the Corporation, and any Officer of the Corporation each of them acting singly, be and they hereby are authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all such instruments and documents in the name of, and on behalf of the Corporation, as in their judgment that shall be necessary or advisable in order to carry out fully the intent and to accomplish the purposes of the foregoing resolutions.

THIS UNANIMOUS WRITTEN CONSENT of the Board of Directors of METWOOD, INC. may be executed in more then one counterpart, each of which shall be deemed an original and all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the foregoing resolutions were duly adopted by the Board of Directors of the Corporation as of the date first written above.

DIRECTORS

/s/ Robert M. Callahan

Robert M. Callahan - Director

/s/ Shawn A. Callahan

Shawn A. Callahan - Director